UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported):  October 28, 2008

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation	(I.R.S. Employer
Or Organization)	Identification Number)

1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 381-3636
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On October 28, 2008, TEPPCO Partners, L.P. (“TEPPCO”) issued a press release announcing its financial results for the third quarter 2008, and will hold a conference call discussing those results.  A copy of the earnings press release is furnished as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 2.02.  The webcast conference call will be available for replay on TEPPCO’s website at www.teppco.com.  The webcast conference call will be archived on its website for 90 days.

Unless the context requires otherwise, references to “we,” “us,” “our,” or “TEPPCO” within the context of this Current Report on Form 8-K refer to the consolidated business and operations of TEPPCO.  In addition, as generally used in the energy industry and in the attached press release and accompanying exhibits, the identified terms have the following meanings:

/d	= per day
Bcf	= billion cubic feet
BPD	= barrels per day
Btu	= British Thermal units
MMBtu	= million British Thermal units
MMcf	= million cubic feet

Use of Non-GAAP financial measures

Our press release and/or the webcast conference call discussions include the non-generally accepted accounting principle (“non-GAAP”) financial measures of:  margin of the Upstream segment, EBITDA and EBITDA excluding gains from sales of assets and ownership interests.  The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flows from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.  Our non-GAAP financial measures may not be comparable to similarly-titled measures of other entities because other entities may not calculate such measures in the same manner as we do.

Margin of the Upstream segment.  We evaluate Upstream segment performance based on the non-GAAP financial measure of margin.  Margin of our Upstream segment is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil, in each case prior to the elimination of intercompany sales, revenues and purchases between wholly owned subsidiaries.  We believe margin is a more meaningful measure of financial performance than sales and purchases of crude oil and lubrication oil due to the significant fluctuations in sales and purchases caused by variations in the level of marketing activity and prices for products marketed.  Additionally, we use margin internally to evaluate the financial performance of the Upstream segment because it excludes expenses that are not directly related to the marketing and sales activities being evaluated.  A reconciliation of margin to operating income is provided in the Operating Data table accompanying the earnings release.

EBITDA measures.  We define EBITDA as net income plus interest expense – net, income tax expense, depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures.  We have included EBITDA and related adjusted EBITDA measures in our supplemental disclosures because we believe they are used by our investors as supplemental financial measures to assess the financial performance of our assets without regard to financing methods, capital structures or historical costs basis; to compare the operating performance of our assets with the performance of other companies that have different financing and capital structures; and to value our limited partners’ equity using EBITDA multiples.   A reconciliation of these measures to net income is provided in the Financial Highlights and Business Segment Data tables accompanying the earnings release.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits (furnished herewith):

Exhibit
Number	Description

99.1	Press release of TEPPCO Partners, L.P., dated October 28, 2008, reporting third quarter 2008 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
General Partner

Date: October 28, 2008	By: /s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer